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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                                                 Jurisdiction of
                                                                Incorporation or
Name of Subsidiary                                                  Organization
------------------                                              ----------------

DJBI, LLC                                                               Delaware
Dow Jones & Company (Australia) Pty Limited                            Australia
Dow Jones & Company (Schweiz) GmbH                                   Switzerland
Dow Jones & Company (Singapore) Pte Limited                            Singapore
Dow Jones AER Company, Inc.                                             Delaware
Dow Jones BD Services, Inc.                                             Delaware
Dow Jones Broadcasting (Asia), Inc.                                     Delaware
Dow Jones Broadcasting (Europe), Inc.                                   Delaware
Dow Jones Canada, Inc.                                                    Canada
Dow Jones Consulting (Shanghai) Limited                                 Shanghai
Dow Jones Distribution Malaysia                                         Malaysia
Dow Jones Hedge Fund Indexes                                            Delaware
Dow Jones Information Publishing, Inc.                                  Delaware
Dow Jones Information Services International (HK) Ltd.                 Hong Kong
Dow Jones International GmbH                                             Germany
Dow Jones International Ltd.                                      United Kingdom
Dow Jones International Advertising & Marketing Services, Inc.          Delaware
Dow Jones Italia Srl                                                       Italy
Dow Jones Japan K.K.                                                       Japan
Dow Jones, L.P.                                                         Delaware
Dow Jones Nederland BV                                               Netherlands
Dow Jones Newsprint Company, Inc.                                       Delaware
Dow Jones Newswires Holdings, Inc.                                      Delaware
Dow Jones Printing Company (Asia), Inc.                                 Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)                   Delaware
  Dow Jones Distribution Co. (Asia), Inc.                               Delaware
Dow Jones Publishing Company (Europe), Inc.                             Delaware
  The Wall Street Journal Europe S.P.R.L. (90% owned)                    Belgium
  JV GmbH II (51% owned)                                                 Germany
Dow Jones Ventures V, Inc.                                              Delaware
Dow Jones Ventures VI, Inc.                                             Delaware
  Dow Jones Cash Management, Inc.                                       Delaware
  Ottaway Newspapers, Inc.                                              Delaware
     Ottaway Newspapers of Pennsylvania, L.P.                           Delaware
  Seacoast Newspapers, Inc.                                        New Hampshire
  The Inquirer & Mirror, Inc.                                      Massachusetts
      Ottaway Newspapers of Pennsylvania Management, Inc.               Delaware
   Ottaway National Publishing, Inc.                                    Delaware
      The Mail Tribune, Inc.                                            Delaware
         Davill, Inc.                                                 Washington
         The Nickel of Medford, Inc.                                    Delaware
         The Traverse City Record Eagle, Inc.                           Delaware
         The Santa Cruz Sentinel, Inc.                                  Delaware
   Ottaway Newspapers of Delaware, SMLLC                                Delaware
National Delivery Service, Inc.                                         Delaware
ONI Stockton, Inc.                                                      Delaware
Review Publishing Company Limited                                      Hong Kong

All of the above subsidiaries are included in the consolidated financial statements.

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